Exhibit 10.2

SECOND AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this “Second Amendment”), dated as of April 19, 2017, is made by and between Piper Jaffray & Co., a Delaware corporation (“Buyer”) and SCI JV LP, a Texas limited partnership (“Seller”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in that certain Securities Purchase Agreement, dated November 16, 2015, by and among (i) Piper Jaffray Companies, a Delaware corporation (“Parent”), (ii) Buyer, (iii) Simmons & Company International, a Texas corporation, (iv) Seller, (v) SCI GP, LLC, a Texas limited liability company, and (vi) Simmons & Company International Holdings LLC, a Texas limited liability company (as amended, the “Purchase Agreement”).
A.Parent, Buyer, Seller and each of the other Owner Parties entered into that certain First Amendment of Securities Purchase Agreement dated February 25, 2016 (the “First Amendment”).

B.Section 6.9(g) of the Purchase Agreement provides that a portion of any Employment-Related Retention that is forfeited after the Closing Date pursuant to the terms of such Employment-Related Retention (such applicable portion, the “Forfeited Retention”) shall be reallocated by Parent or Buyer to fund retentive payments to certain other Energy Investment Banking or Equities employees of Parent or its affiliates (collectively, the “Retention-Eligible Employees”). For the avoidance of doubt, the “Forfeited Retention” does not include Rescinded Retention Awards as defined in the First Amendment.

C.Section 6.9(g) and Section 6.10 of the Purchase Agreement effectively provide that (i) a portion of any Forfeited Retention will be paid to the persons and in the percentages listed on Schedule 6.10 (as amended by the First Amendment), subject to the terms of Section 6.10, including the requirement that each Incentive Pool Employee be employed by Parent or one of its Affiliates at the time the Incentive Pool is paid, and (ii) the remainder of any Forfeited Retention (the “Reallocable Retention”) would be allocated as provided in Section 6.10(c) to Retention-Eligible Employees at the time the Incentive Pool is paid.

D.Seller, on behalf of itself and each of the other Owner Parties, and Buyer mutually desire to amend the Purchase Agreement to provide an alternative manner in which the Forfeited Retention may be made available to Retention-Eligible Employees, subject to the agreement of the senior-most representative of Simmons within Parent’s Investment Banking business (in the case of Forfeited Retention originally granted to an Investment Banking employee) or Parent’s Equities business (in the case of Forfeited Retention originally granted to an Equities employee) (as applicable, the “Applicable Simmons Representative”).

NOW THEREFORE, in consideration of the premises set forth above, which are incorporated in this Second Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Second Amendment, and intending that they and the Owner Parties be legally bound hereby, Buyer and Seller agree as follows:

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1.
Alternative Provision for Reallocable Retention. Notwithstanding anything to the contrary (whether in the Purchase Agreement, any Ancillary Document, or otherwise), Parent or Buyer may, with the consent of the Applicable Simmons Representative, make new grants, awards or payments to any Retention-Eligible Employees in an amount equal to all or any portion of the Reallocable Retention (each, an “Alternative Grant”), subject to the following:

a.
Alternative Grants may be made from time to time, and the amounts subject to the Alternative Grants may be paid, at any time prior to payment of the Incentive Pool, and may be made with all or any portion of Reallocable Retention.

b.
Each Alternative Grant shall be in lieu of the allocation and payment of the corresponding Reallocable Retention pursuant to Section 6.10(c) of the Purchase Agreement. No payment shall be made with respect to Forfeited Retention pursuant to Section 6.10 of the Purchase Agreement if the amount of such Forfeited Retention was granted, awarded or paid as an Alternative Grant.

c.
Any Alternative Grant with respect to Forfeited Retention must be made to Equities personnel, if such Forfeited Retention was originally granted to Equities personnel, or to Investment Banking personnel, if such Forfeited Retention was originally granted to Investment Banking personnel.

d.
Each Alternative Grant may be made in such form, on such terms, and subject to such conditions as Parent or Buyer may determine in its sole discretion, subject to the aforementioned consent of the Applicable Simmons Representative.

e.
If any Alternative Grant is not actually paid but is instead forfeited to Parent or Buyer, then the amount of the Alternative Grant so forfeited shall again be treated as Forfeited Retention (and be subject to all of the related terms and conditions of the Purchase Agreement, including this Second Amendment).

f.
In the event any person listed on Schedule 6.10 of the Purchase Agreement receives payments from the Incentive Pool in an amount that is less than what such person’s percentage allocation of the Incentive Pool set forth on Schedule 6.10 of the Purchase Agreement would have been in the absence of the aggregate Alternative Grants, then Parent shall pay such person the amount of such deficiency.

g.
For the avoidance of doubt, for purposes of calculating whether a person listed on Schedule 6.10 of the Purchase Agreement has received payments from the Incentive Pool at least equal to such person’s initial allocation of the Incentive Pool set forth on Schedule 6.10 of the Purchase Agreement, all payments made to such person with respect to Forfeited Retention shall be treated as having been made with respect to the Incentive Pool, regardless of whether paid pursuant to an Alternative Grant or pursuant to Section 6.10 of the Purchase Agreement.

h.
For the avoidance of doubt, the parties acknowledge that the Applicable Simmons Representatives as of the date hereof are Fred Charlton (Investment Banking) and Bill Herbert (Equities). Such individuals shall be the Applicable Simmons Representatives

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until such time that Seller provides notice to Buyer that such Applicable Simmons Representatives have changed.

2.
Owner Representative. Seller, as Owner Representative, hereby consents to and approves this Second Amendment on behalf of each of the Owner Parties, and waives on behalf of each Owner Party any objection or right of dissent arising from the execution of this Second Amendment.

3.
Effect of Amendment. This Second Amendment is effective as an amendment to the Purchase Agreement pursuant to and in accordance with Section 11.1 thereof, and is binding on each of the parties thereto. Except as expressly provided in this Second Amendment, all of the terms and provisions of the Purchase Agreement are and will remain in full force and effect and are hereby ratified and confirmed by each of the applicable parties thereto. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Purchase Agreement or the Ancillary Documents, will mean and be a reference to, unless the context otherwise requires, the Purchase Agreement as previously and hereby amended.

4.	General Terms. Articles 11 and 12 of the Purchase Agreement apply to this Second Amendment, mutatis mutandis.

5.
Counterparts. This Second Amendment may be executed in two or more counterparts, and delivered by facsimile or other form of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

BUYER:

Piper Jaffray & CO.

By: /s/ Debbra L. Schoneman
Name:    Debbra L. Schoneman
Title:    Chief Financial Officer

Second Amendment to Securities Purchase Agreement                         Signature Page

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

SELLER:

SCI JV LP

By: /s/ Frederick W. Charlton
Name: Frederick W. Charlton
Title: Managing Director

Second Amendment to Securities Purchase Agreement                         Signature Page